                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS STRONG EARNINGS IMPROVEMENT

- THIRD-QUARTER DILUTED EARNINGS PER SHARE OF 19 CENTS VS. A 14 CENT LOSS IN THIRD QUARTER 2001
- GROSS MARGIN IMPROVEMENT OFFSETS LOWER NET SALES
- GOOD PROGRESS ON REDUCING LONG-TERM DEBT AND LEVERAGE RATIO
- RETAIL MARKET STRENGTH CONTINUES


         CLEVELAND, Ohio, October 31, 2002 - Lamson & Sessions (NYSE:LMS) today reported net income of $2.6 million, or 19 cents per diluted share, for the third quarter of 2002. Earnings were above expectations and represent a significant reversal from the third-quarter 2001 loss of $1.9 million, or 14 cents per diluted share. The third-quarter 2002 performance is particularly encouraging since the Company's net sales decreased by 9.0 percent to $82.4 million from the $90.6 million reported in the prior-year quarter.
         "Although increased revenues in our retail, electrical and PVC Pipe products were offset by declines in our telecommunications products, the strength of overall margins led to improved earnings of 19 cents per diluted share," said John B. Schulze, Chairman, President and Chief Executive Officer.
         The Company reported gross margin of 22.1 percent in the third quarter, which is the highest of the year and compares favorably with the 15 percent reported in the third quarter of 2001. This performance reflects improved pricing conditions for PVC Pipe products, effective expense control in the operating facilities and a more favorable product mix. On a year-to-date basis, gross margin was 20.5 percent of sales, compared with 17.3 percent reported for the same period in 2001.
         The Company reported that all three of its business segments were profitable in the third quarter and through the first nine months of 2002. Carlon reported an operating income margin of 8.9 percent in the third quarter, despite a 22 percent decrease in net sales. This decrease in net sales is primarily attributable to the depressed conditions in the telecommunications infrastructure market and the continued reduction in capital spending in the industrial and commercial construction markets. Lamson Home Products net sales rose nearly 15 percent in the third quarter compared with the third quarter of 2001, due to the resilient consumer demand in the home improvement market. This net sales growth and reduced operating costs combined to produce a 110.7 percent increase in operating income in this business segment. While PVC Pipe net sales were virtually flat in the third quarter, compared with the third quarter of 2001, operating income increased to $2.2 million, which reflected improved selling prices. Volume declined in the third quarter because of a weak commercial construction market compared with the third quarter of 2001.

         "The stability of the housing market, both new construction and rehabilitation, has strongly supported our performance in the electrical distribution and do-it-yourself retail markets," Schulze said. "The pricing environment for our PVC Pipe products continued the improvement that began in the second quarter and clearly helped our earnings performance."

         For the nine months ended September 28, 2002, the Company reported net sales of $239.7 million, compared with $275.9 million for the same period in 2001, representing a 13 percent decline. However, diluted earnings per share (excluding the cumulative effect of a change in accounting principle described in the next sentence) improved to 31 cents, which compares very favorably to the loss of 4 cents per diluted share for the first nine months of 2001. The cumulative effect of the change in accounting principle, resulting from the transitional impairment test in accordance with Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets," was $46.3 million, or $3.36 per diluted share.

         "We have focused our management effort to reduce operating expenses and maximize cash flow," said James J. Abel, Executive Vice President and Chief Financial Officer. "As a result, we have strengthened earnings and reduced our long-term debt by $32 million, or 26 percent, from a year ago."

         Operating cash flow of $5.3 million in the third quarter is in line with the Company's expectations. Accounts receivable days sales outstanding rose to 52, and inventory turns declined to 6 turns, from the second quarter of 2002 levels, but both compare favorably to the third quarter of 2001.

         For the fourth quarter, the Company anticipates that current market conditions and lower seasonal demand will result in net sales similar to the $76.7 million reported in the fourth quarter of 2001. The Company anticipates fully diluted earnings per share of break-even to 5 cents for the fourth quarter, provided that the current pricing environment remains stable.



                                     2 of 6

         The Company expects to reduce debt in the fourth quarter and continues to evaluate changes to its capital structure in order to ensure an appropriate degree of financial flexibility. In addition, the Company may make a voluntary contribution to its pension plans in light of the weakness in the equity markets.

         CONFERENCE CALL: A live Internet broadcast of the Company's conference call regarding its third quarter 2002 financial performance can be accessed via the investor relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Thursday, October 31, 2002.

         Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

         This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, and (iv) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products.


FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557



                                     3 of 6

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)

                                                             THIRD QUARTER ENDED                    NINE MONTHS ENDED
                                                ---------------------------------------   -----------------------------------------
                                                  2002                    2001              2002                   2001
                                                --------              --------            ---------              ---------
NET SALES                                       $ 82,381    100.0%    $ 90,554   100.0%   $ 239,662    100.0%    $ 275,946   100.0%

COST OF PRODUCTS SOLD                             64,155     77.9%      76,952    85.0%     190,458     79.5%      228,329    82.7%
                                                ---------             ---------           ----------             ----------
GROSS PROFIT                                      18,226     22.1%      13,602    15.0%      49,204     20.5%       47,617    17.3%

OPERATING EXPENSES                                10,998     13.3%      13,010    14.3%      33,949     14.1%       40,838    14.8%

NET GAIN                                               -      0.0%           -     0.0%           -      0.0%       (1,600)   -0.5%
                                                ---------             ---------           ----------             ----------
OPERATING INCOME                                   7,228      8.8%         592     0.7%      15,255      6.4%        8,379     3.0%

INTEREST                                           2,860      3.5%       2,763     3.1%       7,867      3.3%        7,995     2.9%
                                                ---------             ---------           ----------             ----------
INCOME (LOSS) BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                             4,368      5.3%      (2,171)   -2.4%       7,388      3.1%          384     0.1%

INCOME TAX PROVISION (BENEFIT)                     1,774      2.2%        (250)   -0.3%       3,142      1.3%          908     0.3%
                                                ---------             ---------           ----------             ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                2,594      3.1%      (1,921)   -2.1%       4,246      1.8%         (524)   -0.2%

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF INCOME TAX OF $13,750              -      0.0%           -     0.0%     (46,250)   -19.3%            -     0.0%
                                                ---------             ---------           ----------             ----------
NET INCOME (LOSS)                               $  2,594      3.1%    $ (1,921)   -2.1%   $ (42,004)   -17.5%    $    (524)   -0.2%
                                                =========             =========           ==========             ==========

BASIC EARNINGS (LOSS) PER SHARE:

EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF       $ 0.19              $  (0.14)           $    0.31              $   (0.04)
  CHANGE IN ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                -                     -                (3.36)                     -

NET EARNINGS (LOSS)                             $   0.19              $  (0.14)           $   (3.05)             $   (0.04)
                                                =========             =========           ==========             ==========
AVERAGE SHARES OUTSTANDING                        13,778                13,776               13,778                 13,751
                                                =========             =========           ==========             ==========

DILUTED EARNINGS (LOSS) PER SHARE:

EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE               $   0.19               $ (0.14)           $    0.31              $   (0.04)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                -                     -                (3.36)                     -

NET EARNINGS (LOSS)                               $ 0.19               $ (0.14)           $   (3.05)             $   (0.04)
                                                =========             =========           ==========             ==========
DILUTED AVERAGE SHARES OUTSTANDING                13,778                13,776               13,778                 13,751
                                                =========             =========           ==========             ==========



                                     4 of 6

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (In thousands)

                                                                  QUARTER ENDED          YEAR ENDED           QUARTER ENDED
                                                                SEPTEMBER 28, 2002    DECEMBER 29, 2001     SEPTEMBER 29, 2001
                                                                ------------------    -----------------     ------------------
ACCOUNTS RECEIVABLE, NET                                              $ 47,610             $ 39,204             $ 51,692

INVENTORIES, NET                                                        34,575               42,083               44,920

OTHER CURRENT ASSETS                                                    12,246               12,798               23,607

PROPERTY, PLANT AND EQUIPMENT, NET                                      52,770               57,871               65,039

GOODWILL                                                                21,597               81,666               82,854

PENSION ASSETS                                                          23,982               24,071               23,408

OTHER ASSETS                                                            26,667               16,128               12,271
                                                                      --------             --------             --------
TOTAL ASSETS                                                          $219,447             $273,821             $303,791
                                                                      ========             ========             ========


ACCOUNTS PAYABLE                                                      $ 21,047             $ 21,975             $ 27,995

OTHER CURRENT LIABILITIES                                               44,949               40,915               42,218

LONG-TERM DEBT                                                          90,778              104,266              122,903

OTHER LONG-TERM LIABILITIES                                             24,074               25,441               26,031

SHAREHOLDERS' EQUITY                                                    38,599               81,224               84,644
                                                                      --------             --------             --------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                              $219,447             $273,821             $303,791
                                                                      ========             ========             ========



                            THE LAMSON & SESSIONS CO.
                             SELECTED FINANCIAL DATA
                        (In thousands except percentages)

                                                                     THIRD QUARTER ENDED                  NINE MONTHS ENDED
                                                                 --------------------------            -------------------------
                                                                   2002               2001              2002              2001
                                                                 ---------           -------           -------           -------
CASH PROVIDED BY OPERATING ACTIVITIES                            $   5,322           $13,050           $17,169           $18,038

CAPITAL EXPENDITURES                                                   669             1,101             2,579             6,092

EBITDA                                                              10,122             5,164            24,134            21,877

EBITDA MARGIN                                                         12.3%              5.7%             10.1%              7.9%

LONG-TERM DEBT AS A % OF EQUITY                                      235.2%            145.2%            235.2%            145.2%

ANNUALIZED RETURN ON AVERAGE EQUITY                                   17.3%             -9.0%            -93.2%             -0.8%



                                     5 of 6

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (IN THOUSANDS)

                                                                 THIRD QUARTER ENDED                       NINE MONTHS ENDED
                                                           ------------------------------            ------------------------------
                                                             2002                 2001                 2002                 2001
                                                           ---------            ---------            ---------            ---------
NET SALES
   CARLON                                                  $  38,174            $  49,052            $ 115,102            $ 147,421
   LAMSON HOME PRODUCTS                                       18,166               15,835               51,969               45,419
   PVC PIPE                                                   26,041               25,667               72,591               83,106
                                                           ---------            ---------            ---------            ---------
                                                           $  82,381            $  90,554            $ 239,662            $ 275,946
                                                           =========            =========            =========            =========

OPERATING INCOME (LOSS)
   CARLON                                                  $   3,405            $   4,618            $  11,661            $  14,811
   LAMSON HOME PRODUCTS                                        2,448                1,162                6,982                3,301
   PVC PIPE                                                    2,225               (4,094)                 718               (7,150)
   CORPORATE OFFICE                                             (850)              (1,094)              (4,106)              (2,583)
                                                           ---------            ---------            ---------            ---------
                                                           $   7,228            $     592            $  15,255            $   8,379
                                                           =========            =========            =========            =========

DEPRECIATION AND AMORTIZATION
   CARLON                                                  $   1,868            $   3,017            $   5,709            $   9,081
   LAMSON HOME PRODUCTS                                          479                  635                1,495                1,862
   PVC PIPE                                                      547                  920                1,675                2,555
                                                           ---------            ---------            ---------            ---------
                                                           $   2,894            $   4,572            $   8,879            $  13,498
                                                           =========            =========            =========            =========

THE THIRD QUARTER AND NINE MONTHS 2002 OPERATING INCOME IN THE CARLON AND LAMSON HOME PRODUCTS BUSINESS SEGMENTS EXCLUDES THE AMORTIZATION OF GOODWILL WHEREAS THE THIRD QUARTER AND NINE MONTHS 2001 OPERATING INCOME INCLUDES THE AMORTIZATION OF GOODWILL OF $1.2 MILLION (PRE-TAX) AND $3.5 MILLION (PRE-TAX), RESPECTIVELY, AS A RESULT OF THE ADOPTION OF FAS 142.

THE NINE MONTHS 2001 OPERATING LOSS IN THE PVC PIPE SEGMENT INCLUDES A NET GAIN OF $1.6 MILLION FROM A LITIGATION SETTLEMENT.

THE ABOVE CARLON OPERATING RESULTS EXCLUDE THE EFFECT OF THE $46.3 MILLION CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE RECORDED IN THE FIRST NINE MONTHS OF 2002. (SEE CONSOLIDATED STATEMENT OF OPERATIONS.)

             TOTAL ASSETS BY BUSINESS SEGMENT AT SEPTEMBER 28, 2002,
                    DECEMBER 29, 2001, AND SEPTEMBER 29, 2001

                                                              SEPTEMBER 28, 2002    DECEMBER 29, 2001     SEPTEMBER 29, 2001
                                                              ------------------    -----------------     ------------------
IDENTIFIABLE ASSETS
   CARLON                                                         $ 92,851              $153,194              $168,792
   LAMSON HOME PRODUCTS                                             27,961                28,157                30,294
   PVC PIPE                                                         40,752                45,684                52,030
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)                             57,883                46,786                52,675
                                                                  --------              --------              --------
                                                                  $219,447              $273,821              $303,791
                                                                  ========              ========              ========


THE REDUCTION IN CARLON IDENTIFIABLE ASSETS INCLUDES THE WRITE-OFF OF $60.0 MILLION IN GOODWILL WHILE THE CORPORATE OFFICE ASSETS INCREASED BY THE RELATED $13.7 MILLION OF DEFERRED TAX ASSETS.



                         6 of 6